Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Allscripts-Misys Healthcare Solutions Inc.’s Annual Report on Form 10-K for the year ended May 31, 2009.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

January 11, 2010